UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20429
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2024
CARTER BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia	001-39731	85-3365661
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)
1300 Kings Mountain Road, Martinsville, Virginia 24112
(Address of Principal Executive Offices) (Zip Code)
(276) 656-1776
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	CARE	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07. - Submission of Matters to a Vote of Security Holders.

On May 22, 2024, Carter Bankshares, Inc. (the “Company”) held its 2024 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 19,011,338 of the Company’s shares were voted in person or by proxy. Following are the final voting results on the matters considered and voted upon at the Annual Meeting, all of which are described in the Proxy Statement for the 2024 Annual Meeting.

Proposal #1

To elect the 12 Directors below to serve until the 2025 Annual Meeting of Shareholders or until their successors are elected:

	For	Withhold Authority	Broker Non-Votes
Michael R. Bird	12,248,023	788,585	5,974,730
Kevin S. Bloomfield	11,967,356	1,069,252	5,974,730
Robert M. Bolton	12,278,397	758,211	5,974,730
Gregory W. Feldmann	11,686,043	1,350,565	5,974,730
James W. Haskins	11,791,123	1,245,485	5,974,730
Phyllis Q. Karavatakis	12,081,130	955,478	5,974,730
Jacob A. Lutz, III	11,946,749	1,089,859	5,974,730
E. Warren Matthews	11,937,301	1,099,307	5,974,730
Catharine L. Midkiff	12,197,074	839,534	5,974,730
Curtis E. Stephens	12,270,462	766,146	5,974,730
Litz H. Van Dyke	12,070,225	966,383	5,974,730
Elizabeth L. Walsh	12,156,359	880,249	5,974,730

Proposal #2

To approve, in an advisory and non-binding vote, the compensation of the Company’s named executive officers as disclosed in the proxy statement.

For	Against	Abstain	Non- Votes
11,055,873	1,789,635	191,100	5,974,730

Proposal #3

To ratify the appointment of the independent registered public accounting firm of Crowe LLP as the independent auditors of the Company for the fiscal year ending December 31, 2024.

For	Against	Abstain	Non- Votes
18,155,934	400,137	455,267	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER BANKSHARES, INC.
(Registrant)

Date: May 23, 2024	By:	/s/ Wendy S. Bell
	Name:	Wendy S. Bell
	Title:	Chief Financial Officer